Date: February 3, 2016

Media Contact: Michael Kinney 732-938-1032 mkinney@njresources.com	Investor Contacts: Joanne Fairechio 732-378-4967 jfairechio@njresources.com Dennis Puma 732-938-1229 dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS;
REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

WALL, N.J. — New Jersey Resources (NYSE: NJR) today reported solid results for the first quarter of fiscal 2016 and reaffirmed net financial earnings (NFE) guidance for the year.

A reconciliation of NFE for the first quarter of fiscal years 2016 and 2015 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2015	2014
Net income	$48,647	$123,320
Add:
Unrealized (gain) on derivative instruments	(1,135)	(88,673)
Effects of economic hedging related to natural gas inventory	3,813	(8,765)
Tax adjustments	(1,693)	29,227
Net financial earnings	$49,632	$55,109

Weighted Average Shares Outstanding
Basic	85,675	84,552
Diluted	86,676	85,574

Basic earnings per share	$.57	$1.46
Basic net financial earnings per share	$.58	$.65

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

■	NJR Reports Strong First-Quarter Fiscal 2016 Net Financial Earnings

In the first quarter of fiscal 2016, NJR reported NFE of $49.6 million, or $.58 per share, compared with $55.1 million, or $.65 per share, in the first quarter of fiscal 2015.

	Three Months Ended
	December 31,
(Thousands)	2015	2014
Net Financial Earnings (Loss)
New Jersey Natural Gas	$30,570	$28,186
NJR Energy Services	10,014	16,436
NJR Clean Energy Ventures	7,505	9,008
NJR Midstream	2,344	2,120
NJR Home Services and Other	(583)	(592)
Sub-total	49,850	55,158
Eliminations	(218)	(49)
Total	$49,632	$55,109

“The women and men of New Jersey Resources are the driving force behind all we achieve and thanks to their hard work and contributions, we are off to another solid start in fiscal 2016,” said Laurence M. Downes, Chairman and CEO of New Jersey Resources. “New Jersey Natural Gas (NJNG), our primary business, led our results and continues to add customers as demand for new natural gas service remains strong in NJNG’s service territory.”

■	NJR Reaffirms Fiscal 2016 Earnings Guidance

NJR reaffirmed previously announced fiscal 2016 NFE guidance in a range of $1.55 to $1.65 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

NJR expects its regulated businesses to generate between 65 to 80 percent of total NFE, with NJNG continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries:

Expected Fiscal 2016
Company	Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	1 to 3 percent

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	Steady Growth Continues at New Jersey Natural Gas

For the first quarter of fiscal 2016, NJNG’s NFE were $30.6 million, compared with $28.2 million during the same period last year. Results were driven by higher utility gross margin from customer additions, Basic Gas Supply Service (BGSS) incentive programs and regulatory initiatives, such as The SAVEGREEN Project® (SAVEGREEN).

The residential new construction and conversion markets remain strong in NJNG’s service territory, providing consistent, steady growth opportunities for the foreseeable future. NJNG added 2,046 new customers in the first quarter of fiscal 2016, compared with 2,581 during the same period last year. NJNG expects to add approximately 8,150 new customers this fiscal year, a 4 percent increase over last year.

NJNG currently expects to add a total of 24,000 to 28,000 new customers over the next three years, representing a new customer annual growth rate of about 1.6 percent. NJNG anticipates these new customers and conversions will contribute approximately $4.4 million annually to utility gross margin. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

■	The SAVEGREEN Project

In the first quarter of fiscal 2016, SAVEGREEN, NJNG’s energy-efficiency program, invested $8.6 million in grants, incentives and the On-Bill Repayment Program (OBRP) to help make upgrading to high-efficiency natural gas equipment more affordable. In total, NJNG has the approval to invest approximately $220 million in SAVEGREEN grants, financial incentives and the OBRP over the life of the program, which is in place through July 31, 2017. Currently, the company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.69 percent to 7.76 percent with a return on equity (ROE) ranging from 9.75 percent to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

Since its inception in 2009, SAVEGREEN grants, incentives and the OBRP, totaling over $126.1 million, have helped more than 41,000 customers reduce energy consumption and lower their energy bills. This program directly supports the state’s Energy Master Plan. In addition, through SAVEGREEN, NJNG has helped generate more than $300 million in economic activity by working with the nearly 2,500 contractors who have participated in the project.

■	New Jersey Natural Gas BGSS Incentive Programs

In the first quarter of fiscal 2016, NJNG’s BGSS incentive programs, which include off-system sales, capacity release and storage incentives, contributed $4.5 million to utility gross margin, compared with $4.2 million in the first quarter of fiscal 2015. The higher results were attributed to improved margins in the storage incentive program.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to gross margin-sharing formulas authorized by the New Jersey Board of Public Utilities (BPU). Since their inception in 1992, these incentive programs have saved customers approximately $823 million and provided shareowners with $1.28 per share in NFE, which is an average of $.05 per share annually.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	Regulated Infrastructure Investment Updates; Cast Iron Eliminated From Distribution System

“Our primary mission is to provide safe, reliable and resilient service to our customers,” stated Downes. “With our significant infrastructure investments, we eliminated all cast iron mains from our distribution system and are committed to ensuring reliability and meeting our customers' expectations.”

Safety Acceleration and Facilities Enhancement Program
In the first quarter of fiscal 2016, NJNG invested $7.2 million in its Safety Acceleration and Facilities Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment approved by the BPU in 2012. As a part of this program, NJNG is replacing 276 miles of its distribution main to further ensure the safety, reliability and integrity of its natural gas delivery system. In December 2015, NJNG became the first utility in the state to eliminate all cast iron mains from its distribution system and is continuing to replace 55 miles of unprotected steel main and associated services. Current SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE. In November 2015, NJNG filed with the BPU to replace the final 276 miles of unprotected steel main and associated services from its natural gas distribution pipeline network.

Reinvestment in System Enhancement Program
NJNG invested $5.1 million in the first quarter of fiscal 2016 in its Reinvestment in System Enhancement (NJ RISE) program, a five-year, $102.5 million investment. NJ RISE consists of six capital projects, designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align with the state’s directive for improved energy resiliency and preparedness.

Liquefied Natural Gas Plant
NJNG continues to make progress toward completing its liquefaction processing project at its Liquefied Natural Gas (LNG) Plant in Howell, New Jersey, investing $4.1 million in the first quarter. In total, this approximately $28 million investment will enable the company to liquefy pipeline natural gas for peak-day use, ensure system integrity and reliability as well as reduce LNG transportation and capacity costs. In addition, this project will benefit customers by lowering BGSS costs, help the environment by reducing emissions related to the transportation of LNG and create additional value for shareowners. NJNG expects the liquefaction process at the LNG plant to be operational in May 2016.

Southern Reliability Link Project
Progress on the Southern Reliability Link (SRL) project, a 30-mile, 30-inch transmission main to support system reliability and resiliency, continues to move forward. In December 2015, the New Jersey Pinelands Commission issued NJNG a certificate of filing, which underscores that this proposed route is consistent with the Pinelands Comprehensive Management Plan. On January 27, 2016, the BPU approved the NJNG proposed SRL pipeline installation, operation and route selection as modified by NJNG, including specific requirements regarding permitting, safety and integrity assessment. The BPU is currently reviewing NJNG’s petition seeking a determination that the SRL is reasonably necessary for the service, convenience and welfare of the public, as well as to find that certain ordinances, permits and regulations have no application to the project.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	Extension of Federal Tax Credits Supports Continued NJR Clean Energy Ventures Growth in U.S. Wind and Solar Markets; Wind and Solar Updates

NJR Clean Energy Ventures (NJRCEV) generated NFE of $7.5 million for the first quarter of fiscal 2016, compared with $9 million in the same period last year. The results reflect the decreased amount of tax credits being recognized due to lower consolidated quarterly income. Additionally, NJRCEV recognized increased costs related to depreciation and operation and maintenance, partially offset by higher revenues associated with commercial operation of its wind farms.

In December 2015, Congress passed legislation that extended the Production Tax Credits (PTCs), which are based on kilowatt-hour (kWh) output, at the existing value of 2.3 cents per kWh for wind projects that have commenced construction through December 2016. Projects with construction beginning in 2017 will qualify for 10 years of credits at 80 percent of the full PTC value, while projects started in 2018 and 2019 will qualify for 10 years of credits at 60 percent and 40 percent of the full PTC value, respectively. Thereafter, the PTC is eliminated.

In the same bill, the Investment Tax Credit (ITC) was extended at its current value of 30 percent for solar projects that have commenced construction before December 2019. The credit is reduced to 26 percent for projects started in 2020, and to 22 percent in 2021 provided these projects are in service by December 2023. Commercial solar projects started after 2021 are eligible for a 10 percent ITC, while the credit is eliminated for homeowners at that time.

The PTC and ITC extensions are expected to help sustain long-term growth in wind and solar markets in the U.S., thereby providing NJRCEV with added flexibility and options to deploy capital for the next several years.

■	Onshore Wind Farms Diversify Portfolio

On February 2, 2016, NJRCEV announced its fourth onshore wind project, the Ringer Hill Wind Farm, which is located along the Pennsylvania-Maryland border in Somerset County, Pennsylvania, approximately 60 miles southeast of Pittsburgh.

NJRCEV will invest approximately $84 million to construct, own and operate the wind farm consisting of 14 GE turbines with a total capacity of 39.9 megawatts (MW). NJRCEV expects the Ringer Hill Wind Farm to be operational during the first quarter of fiscal 2017. The majority of the energy produced will be hedged under a 15-year agreement with an industrial counterparty. When this project is complete, NJRCEV’s onshore wind capacity will total more than 120 MW, capable of producing enough energy to power 37,500 homes per year.

On December 11, 2015, NJRCEV placed the Alexander Wind Farm, its third and largest onshore wind project, into service. Located in Rush County, Kansas, approximately 120 miles northwest of Wichita, the wind farm consists of 21 turbines with a total capacity of 50.7 MW and represents an $84.5 million investment.

The energy produced at the Alexander Wind Farm, as well as the renewable attributes, will be sold under two long-term agreements. The Kansas City Board of Public Utilities (KCBPU) has signed a 20-year power purchase agreement for approximately 50 percent of the energy. The KCBPU serves approximately 65,000 electric and 59,000 water customers in Wyandotte County, Kansas. The remaining energy will be purchased through a 15-year agreement with Yahoo!, Inc., the global Internet corporation headquartered in Sunnyvale, CA. Yahoo! will use the wind power to offset much of its energy usage in the Great Plains region.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

“The addition of the Ringer Hill and Alexander Wind Farms further diversifies NJR’s distributed power portfolio,” stated Downes. “As our nation’s demand for alternative energy continues to grow, our investments in clean energy provide a long-term growth opportunity for our investors, while also benefiting the environment.”

NJRCEV expects that these onshore wind farm projects will qualify for PTCs, for 10 years and will be used by NJR. NJRCEV’s other wind farms include the Carroll Area Wind Farm in Iowa and the Two Dot Wind Farm in Montana, which have a combined capacity of approximately 30 MW.

■	NJR Clean Energy Ventures Continues to add Commercial and Residential Solar Customers

NJRCEV has four ground-mounted, grid-connected commercial solar projects under construction in New Jersey, all of which it expects to be in service by September 2016. These include a 7.2 MW, $16.8 million project in Buena Vista Township, a 5.4 MW, $12.4 million project in Flemington, a 3.3 MW, $8 million project in Upper Freehold and a 2.2 MW, $7.5 million project in East Amwell.

During the first quarter of fiscal 2016, the company’s residential solar lease program, The Sunlight Advantage®, added 84 customers, totaling .7 MWs of capacity. The Sunlight Advantage currently provides savings to nearly 4,050 eligible homeowners through both roof- and ground-mounted solar systems with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $40 million in residential solar systems in fiscal 2016, compared with $25 million in fiscal 2015.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first quarter, NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, as well as projected pre-tax income for the year, NJR’s estimated annual effective tax rate is 14.7 percent compared to 24.9 percent during the same period the previous year. Accordingly, $10.1 million related to tax credits, net of deferred taxes, were recognized in the first quarter of fiscal 2016, compared with $18 million, net of deferred taxes, in the same period last year.

For NFE purposes, the effective tax rate for fiscal 2016 is estimated at 16.4 percent and $9.6 million of tax credits were recognized in the first fiscal quarter, compared with $11.4 million last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	NJR Energy Services Results

First-quarter fiscal 2016 NFE at NJR Energy Services were $10 million, compared with $16.4 million during the same period last year. The reduction in NFE is primarily due to decreased market volatility, driven primarily by the record warmth associated with the prevailing El Niño winter weather pattern.

A leader in the wholesale natural gas marketplace, NJRES has physical assets strategically located across the country, including the Marcellus region and Midwest, and holds firm capacity on pipelines throughout North America. With its commitment to disciplined risk management, the NJRES team identifies growth opportunities and creates customized energy solutions for a diverse customer base. Currently, NJRES’ asset portfolio consists of approximately 41 billion cubic feet (Bcf) of firm storage capacity and 1.65 Bcf/day of firm transportation.

■	NJR Midstream Results Improve

NJR’s midstream segment, NJR Midstream, reported first-quarter 2016 NFE of $2.3 million, compared with $2.1 million during the same period in 2015. The results were due primarily to increases in storage service revenue and demand at Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania.

NJR Midstream's investments consist of a 50 percent equity ownership in Steckman Ridge, jointly owned with Spectra Energy, as well as 1.8 million common units of Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership that owns several Federal Energy Regulatory Commission (FERC)-regulated assets.

NJR Midstream also includes its 20 percent interest in the PennEast Pipeline. This 118-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey, and provide greater system reliability for local utilities. PennEast filed a formal application with FERC in the fourth quarter of fiscal 2015 and currently estimates an in-service date of fiscal 2018.

■	NJR Home Services Announces Results

In the first quarter of fiscal 2016, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a loss of $443,000 compared with a loss of $777,000 in the same period last year. The improved results were due primarily to contributions from its residential solar program.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this presentation includes, but is not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2016 and NFE growth beyond 2016, forecasted contribution of business segments to fiscal 2016 NFE and to NFE beyond fiscal 2016, future NJNG customer growth, future NJNG capital expenditures and infrastructure investments, NJRCEV’s onshore wind and solar investments, NJR’s estimated effective tax rate, the extension of the PTC and ITC, and the PennEast Pipeline project.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; changes in the rate of NJNG’s customer growth; volatility of natural gas and other commodity prices; changes in rating agency requirements and/or credit ratings; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental and regulatory approvals, land-use rights, electrical grid connection and/or financing for the construction, development and operation of NJR’s non-regulated energy investments and NJNG’s planned infrastructure projects in a timely manner; risks associated with the management of the company’s joint ventures, partnerships and investment in a master limited partnership; risks associated with our investments in renewable energy projects, including the availability of regulatory and tax incentives, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including through the base rate case filing; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 24, 2015, which is available on the SEC’s website at sec.gov. Information included in this presentation is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

Non-GAAP Financial Information
This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2015 Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

●

New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

●

NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of nearly 200 megawatts, providing residential and commercial customers with low-carbon solutions.

●

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey.

NJR and its nearly 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands)	2015	2014
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net income	$48,647	$123,320
Add:
Unrealized (gain) on derivative instruments	(1,135)	(88,673)
Effects of economic hedging related to natural gas inventory	3,813	(8,765)
Tax adjustments	(1,693)	29,227
Net financial earnings	$49,632	$55,109

Weighted Average Shares Outstanding
Basic	85,675	84,552
Diluted	86,676	85,574

Basic net financial earnings per share	$.58	$.65

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$278,693	$603,688
Less: Gas purchases	260,239	474,947
Add:
Unrealized (gain) on derivative instruments and related transactions	(2,387)	(90,000)
Effects of economic hedging related to natural gas inventory	3,813	(8,765)
Financial margin	$19,880	$29,976

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating income	$14,437	$125,277
Add:
Operation and maintenance expense	3,757	2,988
Depreciation and amortization	23	22
Other taxes	237	454
Subtotal – Gross margin	18,454	128,741
Add:
Unrealized (gain) on derivative instruments and related transactions	(2,387)	(90,000)
Effects of economic hedging related to natural gas inventory	3,813	(8,765)
Financial margin	$19,880	$29,976

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net income	$9,106	$78,887
Add:
Unrealized (gain) on derivative instruments and related transactions	(2,387)	(90,000)
Effects of economic hedging related to natural gas, net of taxes	3,813	(8,765)
Tax adjustments	(518)	36,314
Net financial earnings	$10,014	$16,436

NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net income	$8,226	$15,607
Add:
Tax adjustments	(721)	(6,599)
Net financial earnings	$7,505	$9,008

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,
(Thousands, except per share data)	2015	2014
OPERATING REVENUES
Utility	$151,606	$208,727
Nonutility	292,652	615,397
Total operating revenues	444,258	824,124
OPERATING EXPENSES
Gas purchases
Utility	46,665	84,263
Nonutility	254,088	472,971
Related parties	2,074	3,264
Operation and maintenance	46,233	44,759
Regulatory rider expenses	9,628	21,463
Depreciation and amortization	16,482	14,386
Energy and other taxes	9,637	14,321
Total operating expenses	384,807	655,427
OPERATING INCOME	59,451	168,697
Other income, net	1,924	(110)
Interest expense, net	6,777	7,195
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF
AFFILIATES	54,598	161,392
Income tax provision	8,357	40,867
Equity in earnings of affiliates	2,406	2,795
NET INCOME	$48,647	$123,320

EARNINGS PER COMMON SHARE
Basic	$.57	$1.46
Diluted	$.56	$1.44

DIVIDENDS DECLARED PER COMMON SHARE	$.24	$.225

AVERAGE SHARES OUTSTANDING
Basic	85,675	84,552
Diluted	86,676	85,574

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

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NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands, except per share data)	2015	2014
Operating Revenues
Natural Gas Distribution	$151,606	$208,727
Energy Services	278,693	603,688
Clean Energy Ventures	7,794	6,235
Midstream	—	—
Home Services and Other	9,573	9,011
Sub-total	447,666	827,661
Eliminations	(3,408)	(3,537)
Total	$444,258	$824,124

Operating Income (Loss)
Natural Gas Distribution	$47,707	$45,564
Energy Services	14,437	125,277
Clean Energy Ventures	(1,426)	(703)
Midstream	(151)	(152)
Home Services and Other	(1,030)	(1,124)
Sub-total	59,537	168,862
Eliminations	(86)	(165)
Total	$59,451	$168,697

Equity in Earnings of Affiliates
Midstream	$3,545	$3,775
Eliminations	(1,139)	(980)
Total	$2,406	$2,795

Net Income (Loss)
Natural Gas Distribution	$30,570	$28,186
Energy Services	9,106	78,887
Clean Energy Ventures	8,226	15,607
Midstream	2,344	2,120
Home Services and Other	(583)	(592)
Sub-total	49,663	124,208
Eliminations	(1,016)	(888)
Total	$48,647	$123,320

Net Financial Earnings (Loss)
Natural Gas Distribution	$30,570	$28,186
Energy Services	10,014	16,436
Clean Energy Ventures	7,505	9,008
Midstream	2,344	2,120
Home Services and Other	(583)	(592)
Sub-total	49,850	55,158
Eliminations	(218)	(49)
Total	$49,632	$55,109

Throughput (Bcf)
NJNG, Core Customers	30.0	23.4
NJNG, Off System/Capacity Management	55.9	52.9
NJRES Fuel Mgmt. and Wholesale Sales	132.7	165.5
Total	218.6	241.8

Common Stock Data
Yield at December 31	2.9%	2.9%
Market Price
High	$34.07	$32.14
Low	$28.02	$24.65
Close at December 31	$32.96	$30.60
Shares Out. at December 31	85,809	85,303
Market Cap. at December 31	$2,828,268	$2,610,271

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

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NATURAL GAS DISTRIBUTION

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2015	2014
Utility Gross Margin
Operating revenues	$151,606	$208,727
Less:
Gas purchases	45,243	88,568
Energy and other taxes	6,908	11,528
Regulatory rider expense	9,628	21,463
Total Utility Gross Margin	$89,827	$87,168

Utility Gross Margin, Operating Income and Net Income
Residential	$55,076	$52,844
Commercial, Industrial & Other	13,279	13,097
Firm Transportation	15,547	16,197
Total Firm Margin	83,902	82,138
Interruptible	1,390	853
Total System Margin	85,292	82,991
Off System/Capacity Management/FRM/Storage Incentive	4,535	4,177
Total Utility Gross Margin	89,827	87,168
Operation and maintenance expense	29,628	29,980
Depreciation and amortization	11,238	10,545
Other taxes not reflected in gross margin	1,254	1,079
Operating Income	$47,707	$45,564

Net Income	$30,570	$28,186

Throughput (Bcf)
Residential	8.9	12.4
Commercial, Industrial & Other	1.7	2.3
Firm Transportation	3.4	4.6
Total Firm Throughput	14.0	19.3
Interruptible	16.0	4.1
Total System Throughput	30.0	23.4
Off System/Capacity Management	55.9	52.9
Total Throughput	85.9	76.3

Customers
Residential	441,464	428,088
Commercial, Industrial & Other	27,240	26,697
Firm Transportation	47,536	54,712
Total Firm Customers	516,240	509,497
Interruptible	35	33
Total System Customers	516,275	509,530
Off System/Capacity Management*	27	43
Total Customers	516,302	509,573
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,082	1,591
Normal	1,629	1,623
Percent of Normal	66.4%	98.0%

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

15 of 15

ENERGY SERVICES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC and megawatt)	2015	2014
Operating Income
Operating revenues	$278,693	$603,688
Gas purchases	260,239	474,947
Gross Margin	18,454	128,741
Operation and maintenance expense	3,757	2,988
Depreciation and amortization	23	22
Energy and other taxes	237	454
Operating Income	$14,437	$125,277
Net Income	$9,106	$78,887
Financial Margin	$19,880	$29,976
Net Financial Earnings	$10,014	$16,436
Gas Sold and Managed (Bcf)	132.7	165.5

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$4,604	$4,388
Electricity sales	2,133	971
Other	1,057	876
Total Operating Revenues	$7,794	$6,235
Depreciation and Amortization	$5,110	$3,591
Operating (Loss)	$(1,426)	$(703)
Income Tax Benefit	$11,587	$19,721
Net Income	$8,226	$15,607
Net Financial Earnings	$7,505	$9,008
Solar Renewable Energy Certificates Generated	35,014	22,247
Solar Renewable Energy Certificates Sold	21,182	24,994
Solar Megawatts Installed	.7	11.3
Solar Megawatts Under Construction	18.8	17.3
Wind Megawatts Installed	50.7	—
Wind Megawatts Under Construction	39.9	68.3

MIDSTREAM

Equity in Earnings of Affiliates	$3,545	$3,775
Operation and Maintenance Expense	$148	$147
Other Income	$632	$239
Interest Expense	$42	$250
Net Income	$2,344	$2,120

HOME SERVICES AND OTHER

Operating Revenues	$9,573	$9,011
Operating (Loss)	$(1,030)	$(1,124)
Net (Loss)	$(583)	$(592)
Total Service Contract Customers at December 31	116,099	117,947